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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF AGILENT TECHNOLOGIES, INC.

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
 U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES, INC.
 Agilent Technologies World Trade, Inc.                                 Delaware
 Microsensor Technology, Inc.                                         California
 Pete, Inc.                                                             Delaware
 Qos-Effective Systems Ltd.                                        New Hampshire
 Rockland Technologies, Inc.                                            Delaware
 Security Force Software, Inc.                                    North Carolina
 Scope Communications, Inc.                                             Delaware
 Versatest, Inc.                                                      California
 Telegra Corporation                                                  California


 U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES WORLD TRADE, INC.
 Agilent Technologies Inter-Americas, Inc.                              Delaware


 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES, INC.
 Agilent Technologies Brasil Ltda.                                        Brazil


 U.S. SUBSIDIARY OF PETE, INC.
 Heartstream, Inc.                                                      Delaware


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES WORLD TRADE, INC.
 Agilent Technologies Australia Pty Ltd                                Australia
 Agilent Technologies (Barbados) Limited                                Barbados
 Agilent Tecnologias Chile Limitada                                        Chile
 Agilent Tecnologies Colombia Ltda.                                     Colombia
 Agilent Tecnologias de Costa Rica S.A.                               Costa Rica
 Agilent Technologies Hong Kong Limited                                Hong Kong
 Agilent Technologies Sales (Malaysia) Sdn. Bhd.                        Malaysia
 Agilent Technologies New Zealand Limited                            New Zealand
 Agilent Technologies Europe B.V.                                    Netherlands
 Agilent Technologies Poland Sp.z.o.o.                                    Poland
 Agilent-Tecnologias de Medida e Componentes, Unipessoal Lda.           Portugal
 Agilent Technologies LLC                                                 Russia
 Agilent Technologies Taiwan Ltd.                                         Taiwan
 Agilent Technologies (Thailand) Limited                                Thailand
 Agilent Technologies ocdm Sistemleri Limited Pirketi                     Turkey
 Agilent Technologies de Venezuela, S.R.L                              Venezuela


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES EUROPE B.V.
 Agilent Technologies Belgium S.A./N.V.                                  Belgium
 Agilent Technologies Canada Inc.                                         Canada
 Agilent Technologies Holding                                             France
 Agilent Technologies UK Limited                                 England & Wales
 Agilent Technologies India Pvt. Ltd.                                      India
 Agilent Technologies Ireland Limited                                    Ireland

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 Agilent Technologies Israel Ltd.                                        Israel
 Agilent Technologies Italia S.p.A.                                       Italy
 Agilent Technologies Korea Limited                                       Korea
 Agilent Technologies Limited                                             Korea
 Agilent Technologies Microwave Products (M) Sdn. Bhd.                 Malaysia
 Agilent Technologies Mauritius Limited                               Mauritius
 Agilent Technologies Mexico, S.de R.L. de C.V.                          Mexico
 Agilent Technologies International B.V.                            Netherlands
 Agilent Technologies Netherlands Investments B.V.                  Netherlands
 Agilent Technologies Netherlands B.V.                              Netherlands
 Agilent Technologies Philippines Corporation                       Philippines
 Agilent Technologies Singapore (Sales) Pte Ltd                       Singapore
 Agilent Technologies Singapore Vision Operation Pte Ltd              Singapore
 Agilent Technologies S.ar.L.                                       Switzerland
 Agilent Technologies Cervin S.ar.L.                                Switzerland
 Agilent Technologies Leman S.ar.L.                                 Switzerland
 LumiLEDS Lighting B.V.                                             Netherlands


 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES HOLDING
 Agilent Technologies France                                             France


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES NETHERLANDS
 INVESTMENTS B.V.
 Agilent Technologies Japan, Ltd.                                         Japan
 Yakogawa Analytical Systems, Inc.                                        Japan


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES MAURITIUS LIMITED
 Agilent Technologies Company Limited                                     China
 Agilent Technologies Software Company Limited                            China
 Agilent Technologies Medical Products (Qingdao) Company Limited          China
 Agilent Technologies Shanghai Analytical Products Co., Ltd.              China


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES LEMAN S.AR.L.
 Inversiones Agilent Technologies SRL                                 Argentina
 Agilent Technologies Osterreich GmbH                                   Austria
 Agilent Technologies Denmark A/S                                       Denmark
 Agilent Technologies Switzerland AG                                Switzerland
 Agilent Technologies Finland Oy                                        Finland


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES CERVIN S.AR.L
 Agilent Technologies Norway Holding AS                                  Norway
 Agilent Technologies Holding Spain, S.L.                                 Spain
 Agilent Technologies Holding Sweden AB                                  Sweden


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES HOLDING SWEDEN AB
 Agilent Technologies Sweden AB                                         Sweden


 NON-U.S. SUBSIDIARIES OF INVERSIONES AGILENT TECHNOLOGIES SRL
 Agilent Technologies Argentina SRL                                   Argentina

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 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES HOLDING SPAIN, S.L.
 Agilent Technologies Spain, S.L.                                         Spain


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES S.AR.L.
 Agilent Technologies Cayman Islands Inc.                       Cayman Islands
 Agilent Technologies (Malaysia) Sdn. Bhd.                            Malaysia


 NON-U.S. SUBSIDIARIES OF AGILENT TECHNOLOGIES CAYMAN ISLANDS
 Agilent Technologies Coordination Center S.C./C.V.                    Belgium
 Agilent Technologies Singapore Pte. Ltd.                            Singapore


 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES INTERNATIONAL B.V.
 Agilent Technologies Deutschland Holding GmbH


 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES DEUTSCHLAND
 HOLDING GMBH
 Agilent Technologies Deutschland GmbH                                 Germany


 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES DEUTSCHLAND GMBH
 Agilent Technologies Deutschland GmbH & Co. Immobilien KG             Germany


 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES UK LIMITED
 Agilent Finance Limited                                                England
 BT&D Technologies                                                      England
 Lybra (Syscom) Limited                                                 England


 NON-U.S. SUBSIDIARY OF AGILENT TECHNOLOGIES NORWAY HOLDING AS
 Agilent Technologies Norway AS                                          Norway

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